UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

SOY ENERGY, LLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SOY ENERGY, LLC
4172 19TH STREET SW
MASON CITY, IA 50401

NOTICE OF ANNUAL MEETING OF MEMBERS
TO BE HELD ON JUNE 16, 2011

To our Members:

Notice is hereby given that the annual meeting of Members (the “Member Meeting”) of Soy Energy, LLC (the “Company”) will be held on June 16, 2011, at MMC High School Gymnasium, 400 East Fenton, Marcus, IA, 51035. Registration for the Member Meeting will begin at 5:30 p.m. CST. The Member Meeting will commence at approximately 6:30 p.m. CST. The purposes of the Member Meeting are as follows:

1.	Elect nine (9) directors to our Board of Directors; and

2.	To transact such other business as may properly come before the Member Meeting or any adjournment or postponement thereof.

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This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting;

¡	The proxy statement, proxy card and annual report to Members are available at www.soyenergyllc.com under the tab “SEC Compliance”;
¡	The Company will send out a notice and a proxy card for the 2011 Annual Meeting on approximately May 9, 2011; and
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If you want to receive a paper or e-mail copy of the proxy statement and annual report, you must request one. There is no charge to you for requesting a copy of the proxy statement and annual report. Please make your request for a copy by calling Rick Davis at (641) 421-7590 or emailing soyenergy@soyenergyllc.com. Proxy statements and annual reports may be requested from the Company up to one (1) year after the 2011 Annual Meeting or June 16, 2012.

Only Members of record of the Company at the close of business on April 25, 2011 are entitled to notice of the Member Meeting and to vote at the Member Meeting or any adjournment or postponement thereof.

Your vote is important. All Members are cordially invited to attend the Member Meeting in person. However, to assure the presence of a quorum, the Board of Directors requests that you promptly sign, date and return the proxy card, which is solicited by the Board of Directors, whether or not you plan to attend the Member Meeting. If you send in your proxy and then decide to attend the Member Meeting to vote your membership units in person, you may still do so. You may revoke your proxy in the manner described in the proxy statement. You may fax the proxy card to the Company at (641) 421-7591 or mail it to us in the accompanying envelope to 4172 19th Street SW, Mason City, IA 50401. For your proxy card to be valid, it must be received by the Company no later than 5:00 p.m. on June 15, 2011. If you have any questions about the proposals described above or about voting your membership units, please contact the Company by telephone at (641) 421-7590.

By order of the Board of Directors,

Chuck Sand
President and Chairman
Marcus, Iowa
April 29, 2011

SOY ENERGY, LLC
4172 19TH STREET SW
MASON CITY, IA 50401
(641) 421-7590

Proxy Statement
for the
Member Meeting To Be Held
June 16, 2011
6:30 p.m.

The Board of Directors of Soy Energy, LLC (the “Company”, “Soy Energy”, “we”, “us” or “our”) hereby solicits your proxy in the form of the enclosed proxy card (“Proxy Card”) for use at the annual meeting of the Members of the Company to be held on June 16, 2011 (the “Member Meeting”), and at any adjournment or postponement thereof. The Member Meeting will be held at MMC High School Gymnasium, 400 East Fenton, Marcus, IA, 51035. Registration for the meeting will begin at 5:30 p.m. The Member Meeting will commence at approximately 6:30 p.m. This solicitation is being made via U.S. mail; however, the Company may also use its Directors, officers and employees (without providing them with additional compensation) to solicit proxies from Members in person or by telephone, facsimile, electronic mail, or letter. Distribution of this Proxy Statement via access on the Company’s website (www.soyenergyllc.com) is scheduled to begin on or about April 29, 2011. The Board of Directors urges you to vote by signing the enclosed proxy card and mailing it to the Company in the accompanying envelope at your earliest convenience.

At the Member Meeting, Members will be asked to vote upon the following proposals:

1. Elect nine (9) directors to our Board of Directors; and

2. To transact such other business as may properly come before the Member Meeting or any adjournment or postponement thereof.

QUESTIONS AND ANSWERS ABOUT THE MEMBER MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:

The Company is soliciting your proxy vote at the Member Meeting because you were a Member of the Company at the close of business on April 25, 2011, the record date, and are entitled to vote at the Member Meeting.

Q:	When and where is the Member Meeting?

A:

The Member Meeting will be held on June 16, 2011 at MMC High School Gymnasium, 400 East Fenton, Marcus, IA, 51035. Registration for the meeting will begin at 5:30 p.m. The Member Meeting will commence at approximately 6:30 p.m.

Q:	What am I voting on?

A:	At the Member Meeting, Members will be asked to vote upon the following proposals:

You are voting on:

•	The election of three (3) Group I directors;
•	The election of three (3) Group II directors; and
•	The election of three (3) Group III directors.

The Board of Directors recommends a vote FOR the election of its nominees for directors.

Q:	How many votes do I have?

A:

On any matter which may properly come before the Member Meeting, each Member entitled to vote will have one vote for each membership unit owned of record by such Member as of the close of business on April 25, 2011.

Q:	Do I have dissenters’ rights?

A:

No. Pursuant to Section 6.15 of the Company’s Amended and Restated Operating Agreement (Operating Agreement), each Members has disclaimed, waived and agreed not to assert dissenters’ or similar rights. Dissenters’ rights are generally the right of a security holder to dissent from and obtain the fair value of their securities in certain events, such as mergers, share exchanges, and certain amendments to certain types of organizational documents of a company.

Q:	What is the voting requirement to elect directors?

A:	In the election of directors, the three persons in Group I, the three persons in Group II and the three persons in Group III receiving the greatest number of votes will be elected.

Q:	How many membership units are outstanding?

A:	At the close of business on April 25, 2011, the Company had 33,018 outstanding membership units. This means that there may be 33,018 votes on any matter.

Q:	What is the effect of an abstention?

A:

Abstentions will be counted when determining whether a quorum is present. Abstentions for Director elections will not be counted either for or against any nominee because Directors are elected by plurality vote, meaning that the three nominees receiving the most votes in each group will be elected.

Q:	How do I vote?

A:	Membership units can be voted only if the holder of record is present at the Member Meeting either in person or by proxy. You may vote using any of the following methods:

•

Proxy Card. The enclosed proxy card is a means by which a Member may authorize the voting of his, her, its or their membership units at the Member Meeting. The membership units represented by each properly executed proxy card will be voted at the Member Meeting in accordance with the Member’s directions. The Company urges you to specify your choices by marking the appropriate boxes on your proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to the Company at 4172 19TH Street SW, Mason City, IA 50401 or fax the Proxy Card to the Company at (641) 421-7591. In order for your vote to count, the Company must receive it by 5:00 p.m. local time on June 15, 2011.

•	In person at the 2011 Annual Meeting. All Members of record as of April 25, 2011 may vote in person at the Member Meeting.

If membership units are owned jointly by more than one person, both persons must sign the proxy card in order for the units to be counted at the Member Meeting.

Q:	What can I do if I change my mind after I vote my membership units?

A:	You may revoke your proxy by:
	•	Voting in person at the Member Meeting;
	•	Giving personal or written notice of the revocation, which is received at the Company’s offices at 4172 19TH Street SW, Mason City, IA 50401 by 5:00 p.m. local time on June 15, 2011; or
	•	Giving personal or written notice of the revocation to the Company’s Secretary, Doug Lansink, at the commencement of the Member Meeting.

Q:	What happens if I mark too few boxes on the proxy card?

A:

If you do not mark any choices for Group I, Group II or Group III directors on the proxy card, then your votes will be deemed a vote FOR those nominees recommended for election by the Board of Directors. If you mark fewer than three (3) choices for Group I directors, fewer than three (3) choices for Group II directors, or fewer than three (3) choices for Group III directors, the proxies will vote your units ONLY for the persons you mark as your choices.

If you attend the Member Meeting or submit a proxy card, your membership units will be included in the determination of whether a quorum is present, even if you abstain from voting. If you do not submit a proxy card or attend the Member Meeting, your membership units will NOT be counted as present at the Member Meeting for purposes of determining whether a quorum is present.

Q:	Who can attend the Member Meeting?

A:	All Members as of the close of business on the record date, which is April 25, 2011, may attend the Member Meeting.

Q:	What is the record date for the Member Meeting?

A:	April 25, 2011.

Q:	Who will count the votes?

A:

All votes will be tabulated by the inspector of election appointed for the Annual Meeting, which will be Stacy Staudt, an administrative employee of the Company. The inspector of election will separately tabulate affirmative and negative votes and abstentions. The Company’s Secretary, Doug Lansink, will supervise the process. In addition, a representative from the Company’s independent auditor will be present to oversee the vote count.

Q:	What constitutes a quorum?

A:

The presence in person or by proxy of Members representing at least 25% of the Membership Voting Interests is required to constitute a quorum to hold the meeting. Because on April 25, 2011 the Company had 33,018 membership units issued and outstanding, the presence of 8,255 membership units at the Member Meeting will constitute a quorum. If you submit a proxy or attend the Member Meeting and vote in person, then your membership units will be counted in determining whether a quorum is present at the Member Meeting.

Q:	Who is paying for this proxy solicitation?

A:

The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of membership units held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such material and report to such beneficial owners.

Q:	What is a Member proposal?

A:

A Member proposal is your recommendation or requirement that the Company and/or the Board of Directors take action, which you intend to present at the 2012 meeting of the Company’s Members. Your proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for Members to vote on the matter via the proxy card. The deadlines and procedures for submitting Member proposals are explained below. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are Member proposals due for the 2012 Annual Meeting?

A:

We intend to hold our 2012 Annual Meeting on or about June 14, 2012. In order to be considered for inclusion in our 2012 Annual Meeting proxy statement, member proposals must be submitted in writing to the Company by December 31, 2011 (120 days prior to the 1-year anniversary of the date of the mailing of the notice of electronic availability of this proxy statement). The Company suggests that proposals for the 2012 annual meeting of the members be submitted by certified mail-return receipt requested.

Members who intend to present a proposal at the 2012 Annual Meeting of members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than March 15, 2012 (45 days prior to the 1-year anniversary of the mailing of the notice of electronic availability of this proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

If the Company does not receive notice of a member proposal intended to be submitted to the 2012 annual meeting by March 15, 2012 then the proxies appointed by the Company may vote on any such proposal in their discretion. In addition, if the Company has received notice of a member proposal intended to be submitted to the 2012 Annual Meeting by March 15, 2012, then the proxies appointed by the Company may vote on any such proposal in their discretion, but only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal. The proposal must be in accordance with the provision of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Exchange Act of 1934.

Q:	How do I nominate a candidate for election as a Director at next year’s Annual Meeting?

A:

The Group I directors will stand for election at the 2012 Annual Meeting. Nominations for Director seats are made by the Board of Directors. In addition, a Member may nominate a candidate for Director by following the procedures explained in this proxy statement below and Section 5.3 of the Operating Agreement. In accordance with our Operating Agreement, a Member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of the Company at least 60 days, but no more than 90 days, prior to the annual meeting, which notice period would be approximately March 14, 2012 to April 14, 2012.

PROPOSAL 1
Election of Directors

          Eleven (11) initial directors, all of whom were appointed by the initial members, comprise the current Board of Directors. The initial term for these directors ends with the 2011 Member Meeting.

          Pursuant to the Operating Agreement, the Board of Directors has passed a resolution dividing the board seats into three (3) groups which will serve staggered terms. Beginning at the 2011 Annual Meeting of Members, the members will vote for the Group I directors, each of which will serve one-year terms (with subsequent terms of three years), the Group II directors, each of which will serve two-year terms (with subsequent terms of three years), and the Group III directors, each of which will serve one-year terms (with subsequent terms of three years). The Board of Directors has nominated the following persons for election as directors: Daryl Haack, Bob Engel, Chuck Getting, Doug Lansink, Chuck Sand, Ron Wetherell, Dallas Thompson, Dave Langel and Darrell Downs. All of the nominees are incumbent directors. All nominees have indicated their willingness to serve as directors if elected. Carol Reuter and Steve Leavitt have decided not to stand for re-election to the Board of Directors. The Board of Directors has decided to reduce the number of directors to nine (9) directors, rather than fill these vacant seats.

          The nine nominees receiving the highest vote totals will be elected as directors of the Company at the 2011 Annual Meeting, provided a quorum is present. The Board of Directors placed Daryl Haack, Bob Engel and Chuck Getting in Group I, and if elected, will become Group I directors and each will serve until the 2012 annual meeting. Doug Lansink, Chuck Sand and Ron Wetherell were placed in Group II, and if elected, will become Group II directors and each will serve until the 2013 annual meeting. Dallas Thompson, Dave Langel and Darrell Downs were placed in Group III, and if elected, will become Group III directors and each will serve until the 2014 annual meeting.

Required Vote and Board Recommendation

          Pursuant to the Operating Agreement, the three persons in Group I receiving the greatest number of votes will be elected, the three persons in Group II receiving the greatest number of votes will be elected, and the three persons in Group III receiving the greatest number of votes will be elected.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF DARYL HAACK, BOB ENGEL, CHUCK GETTING, DOUG LANSINK, CHUCK SAND, RON WETHERELL, DALLAS THOMPSON, DAVE LANGEL AND DARRELL DOWNS.

Information about Nominees

          The following table contains certain information with respect to the director nominees including those persons currently serving as directors and persons nominated for election at the 2011 Annual Meeting of members:

Name and Principal Occupation	Age	Year First Became a Director	Term Expires
Charles Sand, Chairman, Sand Seed Service, Inc.	69	2005	2011
Ron Wetherell, Owner, Wetherell Manufacturing Company	66	2005	2011
Doug Lansink, Farmer	53	2005	2011
Dallas Thompson, Farmer	30	2005	2011
Darrell Downs, Mayor of Marcus, IA	73	2005	2011
Robert Engel, Retired	74	2005	2011
Charles Getting, Farmer	60	2005	2011
Daryl Haack, Farmer	67	2005	2011
Dave Langel, Farmer	57	2005	2011

Biographical Information About Nominees

Charles Sand, Chairman and Director and Chief Executive Officer, Age 69. 504 E. Fenton, Marcus, IA 51035. Since 1961, Mr. Sand has been involved in his family’s grain, feed, seed and agronomy business. Mr. Sand is the current chairman of Sand Seed Service, Inc. and Iowa Fertilizer Sales, Inc. Mr. Sand is past president of the Iowa Grain & Feed Association, the Iowa Seed Association and the Northern Seedsmen Association. He currently serves on the board of directors for West Iowa Banc Corp., a private company. Mr. Sand has served as our Chairman, Chief Executive Officer and a director since February 24, 2006. Mr. Sand is the first cousin of Mr. Ron Wetherell, who sits on our board of directors and is our Vice Chairman. The Company has determined that Mr. Sand is qualified for service on the Board of Directors because of his extensive experience in the grain elevator and seed business and his general business knowledge.

Ron Wetherell, Vice Chairman and Director, Age 66. 300 S. Oak Dr., Cleghorn, IA 51014. For over 40 years, Mr. Wetherell has been the owner and operator of Wetherell Manufacturing Company, a designer and manufacturer of farm implements, hydraulic cylinders, and truck utility bodies located in Cleghorn, Iowa. In addition, Mr. Wetherell is the owner of Wetherell Cable TV, a business located in Cleghorn, Iowa that services seven cable television systems in northwest Iowa. Mr. Wetherell is the current chairman of the board of Little Sioux Corn Processors, LLC located in Marcus, Iowa, formerly a publicly reporting company, and is on the board of directors of Siouxland Ethanol, LLC located in Jackson, Nebraska. Mr. Wetherell is currently serving his fifthteenth year on the Cherokee County Board of Supervisors. Mr. Wetherell has served as our Vice Chairman and a director since February 24, 2006. The Company has determined that Mr. Wetherell is qualified for service on the Board of Directors because of his experience serving on the boards of ethanol plants and his management skills obtained from owning his own manufacturing business.

Doug Lansink, Secretary and Director, Age 53. 2360 Orchard Ave., Arthur, IA 51431. For the past 30 years, Mr. Lansink has operated a livestock and grain farm in Ida County, Iowa. Mr. Lansink also is a director of Little Sioux Corn Processors, LLC located in Marcus, Iowa, formerly a publicly reporting company. Mr. Lansink has served as our Secretary and a director since February 24, 2006. The Company has determined that Mr. Lansink is qualified for service on the Board of Directors because of his extensive serving on the boards of ethanol plants and his business experience acquired from owning his own farming and trucking business.

Dallas Thompson, Treasurer and Director and Chief Financial Officer, Age 30. 38224 Ritchie Rd., Kingsley, IA 51028. Mr. Thompson graduated in 2003 from Iowa State University with a degree in Agricultural Studies. As a student, Mr. Thompson attended the New Century Farms Program with young farmers from across the nation. Upon graduation, Mr. Thompson returned to his family farm near Kingsley, Iowa, where he raises corn, soybeans and hogs. Mr. Thompson sits on the board of Plymouth County Farm Bureau, a private company. Mr. Thompson has served as a director since February 24, 2006 and as our Treasurer and Chief Financial Officer since July 14, 2006.The Company has determined that Mr. Thompson is qualified for service on the Board of Directors because of his educational background in Agricultural Studies and his experience with his family farming and livestock operations.

Darrell Downs, Director, Age 73. 405 Ridgeway Dr., Marcus, IA 51035. Prior to his retirement in 1994, Mr. Downs was employed by Moorman Manufacturing Company for 38 years. Mr. Downs has served as the mayor of Marcus, Iowa for the past twelve years. Mr. Downs also received the Iowa Volunteer Award in 2003. Mr. Downs sits on the board of directors of Little Sioux Corn Processors, LLC, formerly a publicly reporting company, and on the board of directors of Siouxland Ethanol, LLC in Jackson, Nebraska. Mr. Downs owns and leases farmland in northwest Iowa. Mr. Downs has served as a director since February 24, 2006. The Company has determined that Mr. Downs is qualified for service on the Board of Directors because of his experience serving on the boards of ethanol plants, his extensive contacts within the community and his public service and leadership experience as mayor.

Robert Engel, Director, Age 74. 2415 E. 3rd St., Sheldon, IA 51201. From May 1994 until May 2004, Mr. Engel was the executive vice president of the Farmers State Bank in Marcus, Iowa. Since that time, Mr. Engel has been retired. Mr. Engel sits on the board of directors of Farmers State Bank in Marcus, Iowa, a private company. Mr. Engel was appointed to our board of directors on June 7, 2007. The Company has determined that Mr. Engel is qualified for service on the Board of Directors because of his extensive experience in the financial industry as a banker and his general business acumen.

Charles Getting, Director, Age 60. 5380 300th St., Sanborn, IA 51248. For the past 27 years, Mr. Getting has owned and operated a grain and livestock farm near Sanborn and Sheldon, Iowa. Prior to returning home to farm, Mr. Getting was employed in sales and marketing by Wilson & Company in Minneapolis, Minnesota. Mr. Getting has served as a member of the board of directors and officer of Ritter Farmers Elevator Co., and as a board member and president of Farmer Coop Oil Company. Mr. Getting is currently the president of the board of directors of O’Brien County Funeral Association which owns funeral homes in Sanborn, Iowa and Hartley, Iowa. Mr. Getting has served as a director of our company since February 24, 2006. The Company has determined that Mr. Getting is qualified for service on the Board of Directors because of his extensive experience in the agricultural industry through his own farming operation and his service on numerous boards.

Daryl Haack, Director, Age 67. 5985 390th St., Primghar, IA 51245. For the past 40 years, Mr. Haack has farmed approximately 900 crop acres in O’Brien County generally dedicated to corn and soybeans. In addition, Mr. Haack is one of 18 shareholders in a swine-finishing corporation and serves as the corporation’s board chairman. The swine-finishing corporation is not a publicly reporting company. He is a nine year member of the Iowa Corn Promotion Board and currently serves on the board of the National Corn Grower Association. Mr. Haack sits on the board of directors and is past president of Little Sioux Corn Processors, LLC, formerly a publicly reporting company, and sits on the board of directors of Grandpa Pork, a private company. Mr. Haack has served as a director since February 24, 2006. The Company has determined that Mr. Haack is qualified for service on the Board of Directors because of his experience with the National Corn Grower Association and his leadership in the renewable fuels industry.

Dave Langel, Director, Age 57. 1701 4th Ave. S.E., LeMars, IA 51031. Mr. Langel has been a full time grain farmer in LeMars, Iowa since 1975. In addition, Mr. Langel is a former director of Life Skills Training Center in Le Mars, Iowa. Mr. Langel has served as a director since February 24, 2006. The Company has determined that Mr. Langel is qualified for service on the Board of Directors because of his extensive experience with his large farming operation and his management abilities from his work with his business.

Biographical Information About Non-Nominee Directors and Significant Employees

We currently have two Non-Nominee Directors, as these Directors are not standing for re-election.

Steve Leavitt, Director, Age 58. 1223 NE 31st St., Ankeny, IA 50021. For the last three years, Mr. Leavitt has been the Senior Project Manager for Frank Baxter General Contractor, a construction firm located in Fort Madison, Iowa. Prior to his employment with Frank Baxter General Contractor, Mr. Leavitt was employed by the Weitz Company as a Senior Project Manager for four years. Steve has served on the board of directors of Master Builder’s of Iowa, Banks of Iowa, the United Way, Iowa State University’s Engineering Curriculum Committee and was recognized in 2002 as “Energy Manager of the Year.” Mr. Leavitt serves on the board of directors of All Fuels and Energy (AFSE), a public company. Mr. Leavitt has served as a director since February 24, 2006. The Company has determined that Mr. Leavitt is qualified for service on the Board of Directors because of his experience as a general contractor and in the construction industry.

Carol Reuter, Assistant Secretary and Director, Age 50. 643 530th St., Marcus, IA 51035. Since 1978, Ms. Reuter has served as the Executive Assistant at Sand Seed Service, Inc. located in Marcus, Iowa. Ms. Reuter is a current member of the boards of directors for Sand Seed Service, Inc., a private company, Iowa Fertilizer Sales, Inc., a private company, and Marcus Community Golf Course, a private company. Ms. Reuter has served as a director since July 14, 2006. The Company has determined that Ms. Reuter is qualified for service on the Board of Directors because of her extensive experience in business management.

Richard Davis, General Manager, Age 54. 207 1st Avenue NE, Waucoma, IA 52171. Prior to his employment with Soy Energy, Mr. Davis was the manager and owner of R.C. Manufacturing from February 2000 until October 2007. Mr. Davis spent 20 years in sales and management in the cooperative system. Mr. Davis spent six years as an Agronomist, six years as an Agronomy Manager and eight years as a General Manager at a cooperative elevator. Mr. Davis graduated from Iowa State University with a B.S. degree in Agronomy. Mr. Davis is employed by the Company through an employment agreement and has been our General Manager since November 1, 2007.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          No person or entity, including our officers and directors, currently beneficially owns more than 5% of our membership units.

SECURITY OWNERSHIP OF MANAGEMENT

          As of February 28, 2011, members of our Board of Directors, executive officers and director nominees own membership units as follows:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Membership Unit	Charles Sand 504 E. Fenton St. Marcus, IA 51035	810(1)	2.45%

Membership Unit	Ron Wetherell 300 South Oak Drive Cleghorn, IA 51014	120(2)	0.36%

Membership Unit	Doug Lansink 2360 Orchard Ave. Arthur, IA 51431	80(3)	0.24%

Membership Unit	Dallas Thompson 38224 Ritchie Rd. Kingsley, IA 51028	91	0.28%

Membership Unit	Darrell Downs 405 Ridgeway Drive Marcus, IA 51035	75(4)	0.23%

Membership Unit	Robert Engel 2415 E. 3rd St. Sheldon, IA 51201	75	0.23%

Membership Unit	Charles Getting 5380 300 St. Sanborn, IA 51248	111(5)	0.34%

Membership Unit	Daryl Haack 5985 390th St. Primghar, IA 51245	60(6)	0.18%

Membership Unit	Dave Langel 1701 4th Ave. SE LeMars, IA 51031	111(7)	0.34%

Membership Unit	Steve Leavitt 1223 NE 31st St. Ankeny, IA 50021	210(8)	0.64%

Membership Unit	Carol Reuter 643 530th St. Marcus, IA 51035	542(9)	1.64%

	Total:	1,835(10)	5.57%

(1) Charles Sand is the sole owner of 360 membership units. In addition, Charles Sand is the CEO, director, and 12.7% owner of Sand Seed Service, Inc. which owns an additional 450 shares.

(2) Ronald Wetherell’s units are held jointly with his spouse, Sandra Wetherell.

(3) Doug Lansink’s units are held jointly with his spouse, Teresa Lansink.

(4) Darrel1 Downs’ units are held jointly with his spouse, Doris Downs.

(5) Charles Getting’s units are held jointly with his spouse, Joanne Getting.

(6) Daryl Haack’s units are held in the name of the Daryl J. Haack Revocable Trust.

(7) Dave Langel beneficially owns 86 units held in the name of City Farms, Inc. of which Dave Langel is a joint owner with his wife Paula Langel. Dave Langel holds 25 units jointly with his spouse, Paula Langel.

(8) Steve Leavitt’s units are held in the name of SDHI, LLC. Steve Leavitt is the sole member of the limited liability company.

(9) Carol Reuter owns 92 units jointly with her spouse, Jay Reuter. In addition, Carol Reuter is a director and 2.16% owner of Sand Seed Service, Inc., which owns an additional 450 units.

(10) The 450 units owned by Sand Seed Service, Inc. are only included once for purposes of the total number of units beneficially owned by the directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, and based solely on a review of the copies of such reports furnished to us and written representations from our officers and directors, all Section 16(a) filing requirements were complied with during the fiscal year ended October 31, 2010.

BOARD OF DIRECTORS’ MEETINGS AND COMMITTEES

          The Board of Directors generally meets once per month. The Board of Directors held 15 regularly scheduled and special meetings during the fiscal year ended October 31, 2010. All of the directors, except Steve Leavitt attended at least 75% of the meetings of the Board of Directors during the fiscal year ended October 31, 2010.

          The Board of Directors does not have a formal process for holders of membership units to send communications to the Board of Directors. The Board of Directors feels this is reasonable given the accessibility of our directors. Members desiring to communicate with the Board of Directors may do so by contacting a director via our website, fax, phone or in writing. The names of our directors are listed on our website at http://www.soyenergyllc.com.

          The Board of Directors does not have a policy with regard to directors’ attendance at annual meetings, however; the Board of Directors does not feel this is necessary given the history of 100% attendance by our directors at annual meetings.

Audit Committee

          The board of directors appointed Daryl Haack, Robert Engel, Doug Lansink and Dallas Thompson to the audit committee. The audit committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, Daryl Haack, Doug Lansink and Robert Engel are independent within the definition of independence provided by NASDAQ Rule 5605(a)(2) and the more stringent requirement for audit committee members under NASDAQ Rule 5605(c)(2). Dallas Thompson is not independent under this definition because he is an executive officer of the Company. We do not have an audit committee financial expert serving on our audit committee because no member of our board of directors has the requisite experience and education to qualify as an audit committee financial expert as defined in Item 407 of Regulation S-K and the board has not yet created a new director position expressly for this purpose. Our board of directors intends to consider such qualifications in future nominations to our board and appointments to the audit committee.

Audit Committee Report

          The following report of the audit committee shall not be deemed to be incorporated by reference in any previous or future documents filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates by reference in any such document.

          The audit committee (the Committee) reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to U.S. Generally Accepted Accounting Principles. The Committee reviewed and discussed with management the Company’s audited financial statements as of and for the fiscal year ended October 31, 2010. The committee has discussed with Boulay, Heutmaker, Zibell & Co. (BHZ), its independent registered accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61 Communication with audit committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Committee has received and reviewed the written disclosures and the letter to management from BHZ as required by Independence Standards Board Standard No. 1, and has discussed with the independent registered public accounting firm their independence. The Committee has considered whether the provision of services by BHZ not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company’s Annual Report on Form 10-K are compatible with maintaining BHZ’s independence.

          Based on the reviews and discussions referred to above, the Committee determined that the audited financial statements referred to above be included in the Form 10-K accompanying this proxy statement for the fiscal year ended October 31, 2010.

Audit Committee
Daryl Haack,
Robert Engel
Doug Lansink
Dallas Thompson

Independent Registered Public Accounting Firm

          The audit committee selected Boulay, Heutmaker, Zibell & Co. (BHZ) as independent registered public accountants for the fiscal year ended October 31, 2010. A representative of BHZ is expected to be present at the annual meeting of members, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

Audit Fees

          The aggregate fees billed by the principal independent registered public accountants (BHZ) to the Company for the fiscal years ended October 31, 2009 and October 31, 2010 are as follows:

Category	Year	Fees
Audit Fees	2010	$60,237
	2009	$61,852
Audit-Related Fees	2010	$0
	2009	$0
Tax Fees	2010	$0
	2009	$0
All Other Fees	2010	$0
	2009	$0

          Prior to engagement of our independent registered public accounting firm to perform audit services for the Company, such firm was pre-approved by the audit committee.

          One hundred percent (100%) of all audit services, audit-related services and tax-related services were pre-approved by our Board of Directors.

Nominating Committee

          The Board of Directors has acted as the nominating committee for the Company and no separate nominating committee has been formed to date. The nominating committee did not meet during the fiscal year ended October 31, 2010 because this is the first year director elections have been held since inception. Based upon the size of the Company and the board’s familiarity with the Company since inception, the board also has determined that each of the directors is qualified to suggest nominees for consideration to the nominating committee. Pursuant to our Operating Agreement, this is the first year since the Company’s inception that directors are to be elected. The major responsibilities of the nominating committee are to:

•	Develop a nomination process for candidates to the board of directors;

•	Establish criteria and qualifications for membership to the board of directors;

•	Identify and evaluate potential director nominees;

•	Fill vacancies on the board of directors;

•	Recommend nominees to the board of directors for election or re-election.

          The nominating committee does not operate under a charter and it does not have a policy with regard to the consideration of any director candidates recommended by members. The Board of Directors believes that this is appropriate since this is the first time the Company has held director elections since its inception. Pursuant to the Operating Agreement, the Company’s first election of directors is to be held at the 2011 Annual Member Meeting. The nominating committee may establish in the future a charter and develop policies and procedures for evaluating potential director candidates whether presented by members or selected by the nominating committee.

          The nominating committee is exempt from the independence listing standards because our securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association or to issuers of such securities. Nevertheless, each of our board members is independent within the definition of independence provided by NASDAQ Rule 5605(a)(2), with the exception of Charles Sand and Dallas Thompson because they are executive officers of the Company. In evaluating the independence of our directors, we considered the following factors: (i) the business relationships of our directors; (ii) positions our directors hold with other companies; (iii) family relationships between our directors and other individuals involved with the Company; (iv) transactions between our directors and the Company; and (v) compensation arrangements between our directors and the Company.

Compensation Committee Interlocks and Insider Participation

          Our entire board currently acts as our compensation committee. Charles Sand and Dallas Thompson are executive officers of our company. No member of the compensation committee is employed by or serving as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our compensation committee.

Compensation Committee Report of Executive Compensation

          The entire board currently acts as the Company’s compensation committee. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the compensation committee recommended that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee

Charles Sand
Ron Wetherell
Doug Lansink
Dallas Thompson
Darrell Downs
Robert Engel
Charles Getting
Daryl Haack
Dave Langel
Steve Leavitt
Carol Reuter

MEMBER PROPOSALS AND NOMINATIONS FOR DIRECTOR POSITIONS

Member Proposals

          In order to be considered for inclusion in our 2012 Annual Meeting proxy statement, member proposals must be submitted in writing to the Company by December 31, 2011 (120 days prior to the 1-year anniversary of the date of the mailing of the notice of electronic availability of this proxy statement). The Company suggests that proposals for the 2012 annual meeting of the members be submitted by certified mail-return receipt requested.

          Members who intend to present a proposal at the 2012 Annual Meeting of members without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than March 15, 2012 (45 days prior to the 1-year anniversary of the mailing of the notice of electronic availability of this proxy statement). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

          If the Company does not receive notice of a member proposal intended to be submitted to the 2012 annual meeting by March 15, 2012, then the proxies appointed by the Company may vote on any such proposal in their discretion. In addition, if the Company has received notice of a member proposal intended to be submitted to the 2012 Annual Meeting by March 15, 2012, then the proxies appointed by the Company may vote on any such proposal in their discretion, but only if the Company includes in its proxy statement an explanation of its intention with respect to voting on the proposal.

Director Nominations

          Nominations for the election of Directors at the 2012 Annual Member Meeting may be made by any member entitled to vote generally in the election of Directors. In accordance with our Operating Agreement, a member desiring to nominate one or more persons for election as a Director must submit written notice of such intent either by personal delivery or regular mail to the Secretary of Soy Energy at least 60 days, but no more than 90 days, prior to the annual meeting, which would be approximately March 14, 2012 to April 14, 2012 (assuming a similar date is used for our 2012 annual member meeting that was used in 2011).

          This notice must contain: (i) the name and address of the member who intends to make the nomination; (ii) a representation that the member is a holder of units of Soy Energy entitled to vote at the annual meeting and intends to appear personally or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) the name, age, business and residence addresses, and principal occupation or employment of each nominee; (iv) a description of all arrangements or understandings between the member and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the member; (v) such other information regarding each nominee proposed by the member as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director of Soy Energy if so elected; and (vii) a nominating petition signed and dated by the holders of at least five percent (5%) of our outstanding units that clearly sets forth the proposed candidate as a nominee of the Director’s seat to be filled at the next election of Directors. If a presiding officer at a meeting of the members determines that a nomination is not made in accordance with this procedure, the officer must declare that the nomination was defective and therefore must be disregarded.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

          We did not engage in any related party transactions for the fiscal year ended October 31, 2010.

EXECUTIVE COMPENSATION

          Summary Compensation Table

          No compensation has been paid to Dallas Thompson or Charles Sand, our chief executive officer and our chief financial officer, respectively, during the past two years for their service to us. None of our other officers received compensation in excess of $100,000 since our inception. As of February 28, 2011, none of our directors or officers had any options, warrants, or other similar rights to purchase our securities.

Name and Position	Fiscal Year	All Other Compensation ($)	Total Compensation ($)
Charles Sand, CEO	2010	0	0
	2009	0	0

Dallas Thompson, CFO	2010	0	0
	2009	0	0

Compensation Discussion and Analysis

          Mr. Sand and Mr. Thompson do not receive any compensation for their roles as chief executive officer and chief financial officer, respectively, but are reimbursed for out-of-pocket expenses.

DIRECTOR COMPENSATION

          The table below shows the compensation paid to each of our directors for the fiscal year ended October 31, 2010.

DIRECTOR COMPENSATION

		Annual Compensation
Name	Fiscal Year	Fees Earned or Paid in Cash ($)	All Other Compensation ($)	Total Compensation ($)
Charles Sand	2010	0	0	0
Ron Wetherell	2010	0	0	0
Doug Lansink	2010	0	0	0
Dallas Thompson	2010	0	0	0
Darrell Downs	2010	0	0	0
Robert Engel	2010	0	0	0
Charles Getting	2010	0	0	0
Daryl Haack	2010	0	0	0
Dave Langel	2010	0	0	0
Steve Leavitt	2010	0	0	0
Carol Reuter	2010	0	0	0

Reimbursement of Expenses

          We reimburse our officers and directors for expenses incurred in connection with their service. Our reimbursement policy is to reimburse our officers and directors for all out-of-pocket expenses.

ANNUAL REPORT AND FINANCIAL STATEMENTS

          The Company’s 2010 Annual Report to security holders, including financial statements and the notes thereto, for the fiscal year ended October 31, 2010 accompanies the mailing of this Proxy Statement.

          The Company will provide each member solicited a copy of the Form 10-K without charge. The written request for the Form 10-K should be directed to Rick Davis at Soy Energy at 4172 19th Street SW, Mason City, IA 50401. The Form 10-K is also available from the SEC at 6432 General Green Way, Mail stop 0-5, Alexandria, VA 22312-2413, by e-mail at foiapa@sec.gov or fax at (703) 914-2413 or available from the SEC’s internet site (www.sec.gov).

SOY ENERGY, LLC	Member Name
2011 Annual Meeting of Members – Thursday, June 16, 2011	Please Print Clearly
For Members as of April 25, 2011	Telephone Number
Proxy Solicited on Behalf of the Board of Directors	Address:

Units Owned on April 25, 2011

ELECTION OF THREE GROUP I DIRECTORS
Please vote on each of the following directors:

		For	Against	Abstain
Daryl Haack	------------------------------------- > > >	☐	☐	☐
Bob Engel	----------------------------------- > > >	☐	☐	☐
Chuck Getting	----------------------------------- > > >	☐	☐	☐

ELECTION OF THREE GROUP II DIRECTORS
Please vote on each of the following directors:

		For	Against	Abstain
Doug Lansink	------------------------------------- > > >	☐	☐	☐
Chuck Sand	----------------------------------- > > >	☐	☐	☐
Ron Wetherell	----------------------------------- > > >	☐	☐	☐

ELECTION OF THREE GROUP III DIRECTORS
Please vote on each of the following directors:

		For	Against	Abstain
Dallas Thompson	------------------------------------- > > >	☐	☐	☐
Dave Langel	----------------------------------- > > >	☐	☐	☐
Darrell Downs	----------------------------------- > > >	☐	☐	☐

By signing this proxy card, you appoint Darrell Downs and Carol Reuter, jointly and severally, each with full power of substitution, as proxies to represent you at the 2011 Annual Meeting of the Members to be held on Thursday June 16, 2011 at the M-M-C High School Gymnasium in Marcus, Iowa and at any adjournment thereof, on any matters coming before the meeting.

The proxies cannot vote your units unless you sign and return this card. For your proxy card to be valid, it must be received by the Company before 5:00 p.m. on June 15, 2011.
This proxy, when properly executed, will be voted in the manner directed herein and authorizes the proxies to take action in their discretion upon other matters that may properly come before the Meeting. If you submit this card, but do not specify a choice on any one of more of the above proposals, the proxies will vote your units as “FOR” any proposal in which you did not specify a choice.

You may revoke your proxy by:

•	Voting in person at the 2011 Annual Meeting;

•

Giving personal or written notice of the revocation, which is received by Chuck Sand, Chairman of the Company’s Board of Directors, at the Company’s offices at 4172 19th Street SW, Mason City, IA 50401 by 5:00 p.m. on June 15, 2011; or

•	Giving personal or written notice of the revocation to the Company’s Secretary, Doug Lansink, at the commencement of the 2011 Annual Meeting.

Signature:	Signature:

Date:	Date:

Please sign exactly as your name appears above. Joint owners must both sign. When signing as attorney executor, administrator, trustee or guardian, please note that fact.